EXHIBIT 107

EX-FILING FEES

Calculation of Filing Fee Tables

S-1
(Form Type)

DERMATA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Registrant Name in English, if applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Fees to Be Paid
Units consisting of:
	Common Stock, $0.0001 par value per share (3)	457	(o)	$11,500,000.00	$92.70 per $1,000,000	$1,1178.80
	Warrants to purchase Common Stock (4)	457	(g)	____		$0.00
Common Stock issuable upon exercise of the Warrants		457	(o)	$11,500,000.00	$92.70 per $1,000,000	$1,1178.80
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof (5)		457	(g)	____		$0.00
TOTAL				$23,000,000.00		$2,235.60	(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	Includes shares of Common Stock and/or warrants which may be issued on exercise of a 45-day option granted to the underwriter to cover overallotments, if any.
(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.
(5)

The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the Common Stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the Common Stock and pre-funded warrants (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $11,500,000 (including the underwriter’s option to purchase additional shares of common stock).

(6)	Previously paid.